
                                ILX INCORPORATED
                  STATEMENT RE COMPUTATION OF NET INCOME (LOSS)


                                                                             Year ended December 31.
                          6 Months       6 Months      -----------------------------------------------------------------------------
                           Ended          Ended              1994            1993             1992            1991           1990
                          6/30/95        6/30/94
                        ------------------------------------------------------------------------------------------------------------
PRIMARY:
Net income (loss)        $1,047,187     $1,525,865       $ 2,148,287     $ 2,076,231      $ 1,325,874      ($307,051)   ($1,602,093)
Less: Cumulative
 preferred dividends        (26,396)       (25,770)          (33,529)         (7,641)
                        ------------------------------------------------------------------------------------------------------------
                         $1,020,791     $1,500,095       $ 2,114,758     $ 2,068,590      $ 1,325,874      ($307,051)   ($1,602,093)
                        ============================================================================================================
Weighted average common
 shares outstanding before
 common equivalents      12,425,075     12,310,543        12,344,257      11,605,513       11,229,991      7,858,277      5,668,865
Common equivalent stock
 options/warrants            11,067         20,777             8,989          76,273
Common equivalent
 preferred stock            110,000        110,000           110,000         110,000
                         -----------------------------------------------------------------------------------------------------------
                         12,546,142     12,441,320        12,463,246      11,791,786       11,229,991      7,858,277      5,668,865
                         ===========================================================================================================
Net income (loss)
 per share (dollars)          $0.08          $0.12             $0.17           $0.18            $0.12         ($0.04)        ($0.28)
                         ===========================================================================================================


Pro-forma adjustment for
conversion of CAS Bonds   1,200,000      1,200,000         1,200,000

Pro-forma income per
common equivalent share       $0.07          $0.11             $0.15

FULLY DILUTED:
Net income (loss)
per above                $1,047,187      1,525,865       $ 2,148,287     $ 2,076,231      $ 1,325,874      ($307,051)   ($1,602,093)
                        ============================================================================================================
Average common and
 equivalent shares
 per above               12,546,142     12,441,320        12,463,246      11,791,786       11,229,991      7,858,277      5,668,865
Common equivalent
 preferred stock            490,570        509,170           507,988         509,420
                        ------------------------------------------------------------------------------------------------------------
                         13,036,712     12,950,490        12,971,234      12,301,206       11,229,991      7,858,277      5,668,865
                        ============================================================================================================
Net income (loss)
 per share (dollars)          $0.08          $0.12             $0.17           $0.17            $0.12         ($0.04)        ($0.28)
                        ============================================================================================================

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